Exhibit 10.11

HOLDINGS AGREEMENT

This HOLDINGS AGREEMENT (this “Agreement”) dated as of April 24, 2015, is entered into by and among WINDSTREAM HOLDINGS, INC., a Delaware corporation (“Tenant”), WINDSTREAM SERVICES, LLC (“Borrower”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent (“Administrative Agent”) on behalf of the Lenders (as hereinafter defined).

RECITALS

WHEREAS, CSL National LP and the other landlord entities set forth on Schedule 1 attached hereto (collectively, “Landlord”) and Tenant entered into that certain Master Lease, dated as of the date hereof (as the same may be amended or restated from time to time, the “Lease”) pursuant to which Landlord granted to Tenant a leasehold estate in and to the Leased Property.

WHEREAS, Borrower is a subsidiary of Tenant.

WHEREAS, pursuant to the terms of that certain Sixth Amended and Restated Credit Agreement, dated as of the date hereof, by and among Borrower, the lenders party thereto (together with their successors and/or assigns, the “Lenders”), Administrative Agent, and the documentation agents referred to therein (as the same may be amended, restated, modified, renewed or replaced from time to time, the “Credit Agreement”) and the other documents executed in connection therewith, the Lenders agreed to make certain loan proceeds available to Borrower.

WHEREAS, Administrative Agent, acting on behalf of the Lenders, has requested that Tenant agree to certain matters with respect to the Lease as more particularly described herein.

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

AGREEMENTS

NOW, THEREFORE, the parties agree as follows:

1. Tenant Agreements.

a.

Tenant agrees that it will not (i) terminate or allow or consent to the termination of the Lease other than upon the expiration or termination thereof with respect to any particular property or properties pursuant to Section 1.4 (Renewal Terms), 8.2 (Compliance with Legal and Insurance Requirements, etc.), 14.5 (Insurance Proceeds Paid to Facility Mortgagee) or 15.5 (Termination of Master Lease; Abatement of Rent) of the Lease or (ii) enter into any amendment, waiver or modification to the Lease if such amendment, waiver or modification (A) shortens the remaining term of the Lease to less than 10 years including extension or renewal options from the date of such amendment, waiver or modification, or (B) amends, waives or modifies Article XIV (Insurance Proceeds), Article XV (Condemnation), Article XVI (Events of Default), Article XVII (Leasehold Mortgagees), Article XXII (Assignments) or Article XXXVI (Organized Sale Process), in each case of this clause (B) in a manner adverse in any material respect to the interests of the Lenders,

b.	Tenant shall not transfer its rights or obligations under the Lease to any Person other than to Borrower (without the consent of the Lenders).

c.	Tenant shall cause any of its lenders to acknowledge and agree to recognize the rights of the Administrative Agent and the Lenders pursuant to this Agreement.

d.	Tenant shall not (i) incur or permit to exist any lien on its interest in the Lease (other than a Permitted Encumbrance (as defined in the Credit Agreement) of the type described in clause (a), (h) (but only to the extent granted in favor of a Wireline Company) or (i) of the definition thereof) or (ii) incur Indebtedness (as defined in the Credit Agreement) other than (i) Indebtedness owed by Tenant to any Wireline Company (as defined in the Credit Agreement) and (ii) guarantees made by Tenant of any obligations (other than Indebtedness) of any Wireline Company incurred in the ordinary course of business, including with respect to contingent obligations under purchase agreements or sale agreements by its subsidiaries.

2. General Terms.

a.	This Agreement shall be governed by and construed under the laws of the State of New York, except to the extent preempted by federal law, in which case federal law shall control.

b.	Each party to this Agreement has substantial experience with the subject matter of this Agreement and has each fully participated in the negotiation and drafting of this Agreement and has been advised by counsel of its choice with respect to the subject matter hereof. Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

c.	The Recitals to this Agreement are incorporated as a part of this Agreement. The captions and headings of various sections of this Agreement are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions of this Agreement.

d.	This Agreement may be signed in multiple counterparts with the same effect as if all signatories had executed the same instrument.

e.	This Agreement may be amended by an instrument executed and delivered by the parties hereto.

3. No Third Party Beneficiaries. The parties hereto acknowledge and agree that there are no third party beneficiaries of this Agreement for all purposes.

4. Termination. Upon the full satisfaction of the Obligations (as defined in the Credit Agreement) except for indemnities and other obligations which by the express terms of the relevant Loan Documents (as defined in the Credit Agreement) survive the satisfaction of the Obligations, this Agreement and the rights granted to Administrative Agent hereunder shall automatically terminate.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

TENANT:

WINDSTREAM HOLDINGS, INC.,

By:	/s/ Tony Thomas
Name:	Tony Thomas
Title:	President & CEO

BORROWER:

WINDSTREAM SERVICES, LLC,

By:	/s/ Robert E. Gunderman
Name:	Robert E. Gunderman
Title:	CFO and Treasurer

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Timothy D. Lee
Name:	Timothy D. Lee
Title:	Vice President

Signature page to Agreement

SCHEDULE 1

CSL Alabama System, LLC

CSL Arkansas System, LLC

CSL Florida System, LLC

CSL Georgia System, LLC

CSL Iowa System, LLC

CSL Kentucky System, LLC

CSL Mississippi System, LLC

CSL Missouri System, LLC

CSL New Mexico System, LLC

CSL Ohio System, LLC

CSL Oklahoma System, LLC

CSL Texas System, LLC

CSL Realty, LLC

CSL Georgia Realty, LLC

CSL North Carolina System, LP

CSL North Carolina Realty, LP

CSL Tennessee Realty, LLC